UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2015

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7000 Shoreline Court, Suite 250, South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  In connection with his appointment as Senior Vice President, Strategic Finance and Operations, on April 6,  2015, Duncan T. Powell ceased to serve as the Principal Accounting Officer of  Veracyte, Inc. (the “Company”).

(c)   Also on April 6, 2015, the Board of Directors (the “Board”) of the Company appointed Shelly D. Guyer, the Company’s Chief Financial Officer, to serve in the additional position of principal accounting officer.  Ms. Guyer, age 54, has served as the Company’s Chief Financial Officer since April 2013.  Prior to joining the Company, Ms. Guyer served as Chief Financial Officer and Executive Vice President of Finance and Administration of iRhythm Technologies, Inc., a medical device and service company, from April 2008 to December 2012.  Ms. Guyer has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2015

VERACYTE, INC.

By	/S/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer